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                                                                   Exhibit 10(j)


                          EXECUTIVE SEVERANCE AGREEMENT
                          -----------------------------

     AGREEMENT made as of the 14th day of May, 1998, by and between Instron Corporation, a Massachusetts corporation with its principal place of business in Canton, Massachusetts (the "Company"), and [Name of Executive] of [Address of Executive] (the "Executive").

     1. Purpose. The Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. The Board of Directors of the Company (the "Board") recognizes, however, that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in Section 2 hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Therefore, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control. Nothing in this Agreement shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

     2. Change in Control. A "Change in Control" shall be deemed to have occurred in any one of the following events:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

     (b) persons who, as of March 4, 1998, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to March 4, 1998 whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board;

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     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     3. Terminating Event. A "Terminating Event" shall mean any of the events provided in this Section 3 occurring subsequent to a Change in Control as defined in Section 2:

     (a) termination by the Company of the employment of the Executive with the Company for any reason other than (A) a willful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary or affiliate, or (B) conviction of the Executive of a crime involving moral turpitude, or (C) the gross or willful failure by the Executive to substantially perform the Executive's duties with the Company, or (D) the failure by the Executive to perform his full-time duties with the Company by reason of his death, disability or retirement; provided, however, that a Terminating Event shall not be deemed to have occurred pursuant to this Section 3(a) solely as a result of the Executive being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company following a Change in Control. For purposes of clauses (A) and (C) of this Section 3(a), no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and its subsidiaries and affiliates. For purposes of this Agreement, "disability" shall mean the Executive's incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months if the Company shall have given the Executive a Notice of Termination and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of his duties. For purposes of this Agreement, "retirement" shall mean termination of the Executive's employment in accordance with the Company's retirement policy, not including early retirement, generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or


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in accordance with any retirement arrangement established with respect to the
Executive with the Executive's express written consent;

     (b) termination by the Executive of the Executive's employment with the Company for Good Reason. Good Reason shall mean the occurrence of any of the following events:

          (i) a substantial adverse change, not consented to by the Executive, in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

          (ii) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all or substantially all management employees; or

          (iii) the relocation of the Company's offices at which the Executive is principally employed immediately prior to the date of a Change in Control to a location more than fifty (50) miles from such offices, or the requirement by the Company for the Executive to be based anywhere other than the Company's offices at such location, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control; or

          (iv) the failure by the Company to pay to the Executive any portion of his compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within fifteen (15) days of the date such compensation is due without prior written consent of the Executive; or

          (v) the failure by the Company to obtain an effective agreement from any successor to assume and agree to perform this Agreement.

     4. Severance Payment. In the event a Terminating Event occurs within twenty-four (24) months after a Change in Control,

     (a) the Company shall pay to the Executive an amount equal to two (2) times the "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to the Executive (the "Base Amount"), payable in one lump-sum payment. Said amount shall be paid no later than thirty-one (31) days following the Date of Termination (as such term is defined in Section 8(b)); and

     (b) the Company shall pay to the Executive all reasonable legal and arbitration fees and expenses incurred by the Executive in successfully obtaining or enforcing any right or benefit provided by this Agreement.

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     5A. Additional Benefits. This Section 5A shall apply solely to the extent the sum of (i) the payments made by the Company to or for the benefit of the Executive under this Agreement (the "Severance Payment") and (ii) the value, as calculated in accordance with Section 280G of the Code, of the benefits and payments received by the Executive as a result of a Change in Control under any other agreement or plan (the "Other 280G Benefits") (the sum of such Severance Payment and the Other 280G Benefits are referred to as the "Total Severance Benefits"), exceed 330% of the Base Amount (the "Threshold Amount").

     (a) In the event the Total Severance Benefits exceed the Threshold Amount, then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of the excise tax imposed by Section 4999 of the Code (the "Excise Tax") on the Total Severance Benefits, any Federal, state and local income tax, employment tax and Excise Tax upon the payment provided by this subsection, and any interest and/or penalties assessed with respect to such Excise Tax, shall be equal to the Total Severance Benefits.

     (b) Subject to the provisions of Section 5A(c), all determinations required to be made under this Section 5A, including the amount of such Gross-Up Payment, shall be made by the Company's independent accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The Gross-Up Payment, as determined pursuant to this Section 5A(b), shall be paid to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 5A(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred, consistent with the calculations required to be made hereunder, and any such Underpayment, and any interest and penalties imposed on the Underpayment and required to be paid by the Executive in connection with the proceedings

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described in Section 5A(c), shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) give the Company any information reasonably requested by the Company relating to such claim,

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company,

          (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

          (iv) permit the Company to participate in any proceedings relating to such claim; provided, however that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 5A(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax

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     basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5A(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5A(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5A(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     5B. Limitation on Benefits. This Section 5B shall apply solely to the extent the Total Severance Benefits are less than or equal to the Threshold Amount.

     (a) Solely in the event the Total Severance Benefits are less than or equal to the Threshold Amount, it is the intention of the Executive and of the Company that no payments of the Total Severance Benefits by the Company to or for the benefit of the Executive under this Agreement or any other agreement or plan shall be non-deductible to the Company by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Company, the Severance Payment which the Executive is entitled to receive under this Agreement shall be reduced by that amount which exceeds the maximum amount deductible by the Company under
Section 280G. To the extent that Severance Payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Company with interest thereon at the applicable federal rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Company by reason of the operation of said Section 280G.

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     (b) If any dispute between the Company and the Executive as to any of the amounts to be determined under this Section 5B, or the method of calculating such amounts, cannot be resolved by the Company and the Executive, either the Company or the Executive, after giving three (3) days' written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Company and the Executive. The determination of such partner as to the amount to be determined under Section 513(a) and the method of calculating such amounts shall be final and binding on both the Company and the Executive. The Company shall bear the costs of any such determination if the amount determined by such partner differs to any material degree from the final amount proposed by the Company to the Executive before submission to such partner. If there is no such material difference, the costs of any such determination shall be evenly divided between the Company and the Executive.

     6. Term. This Agreement shall take effect on the date first set forth above and shall terminate upon the earlier of (a) the termination by the Company of the employment of the Executive because of (A) a willful act of dishonesty by the Executive with respect to any matter involving the Company or any subsidiary or affiliate, or (B) conviction of the Executive of a crime involving moral turpitude, or (C) the gross or willful failure by the Executive to substantially perform the Executive's duties with the Company, or (D) the failure by the Executive to perform his full-time duties with the Company by reason of his death, disability (as defined in Section 3(a)) or retirement (as defined in Section 3(a)), (b) the resignation or termination of the Executive for any reason prior to a Change in Control, or (c) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3(b)(i)-(v) of this Agreement.

     7. Withholding. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

     8. Notice and Date of Termination; Disputes, Etc.

     (a) Notice of Termination. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with this Section
8. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and the Date of Termination. Further, a Notice of Termination pursuant to one or more of clauses (A) through (C) of Section 3(a) hereof is required to include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, accompanied by the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the

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Board, the termination met the criteria set forth in one or more of clauses (A)
through (C) of Section 3(a) hereof.

     (b) Date of Termination. "Date of Termination", with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period) and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination. In the case of a termination by the Company other than a termination pursuant to one or more of clauses (A) through (C) of Section 3(a) (which may be effective immediately), the Date of Termination shall not be less than thirty (30) days after the Notice of Termination is given. In the case of a termination by the Executive, the Date of Termination shall not be less than fifteen (15) days from the date such Notice of Termination is given. Notwithstanding Section 3(a) of this Agreement, in the event that the Executive gives a Notice of Termination to the Company, the Company may unilaterally accelerate the Date of Termination and such acceleration shall not result in a Terminating Event for purposes of Section 3(a) of this Agreement.

     (c) No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 4(a) and (b) hereof. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

     (d) Settlement and Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled exclusively by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association for commercial arbitrations, except with respect to the selection of arbitrators which shall be as provided in this Section 8(d). Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     9. Assignment; Prior Agreements. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the

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benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death after a Terminating Event but prior to the completion by the Company of all payments due him under Section 4(a) and (b) of this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if the Executive fails to make such designation).

     10. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     12. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

     13. Effect on Other Plans. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under the Company's benefit plans, programs or policies except as otherwise provided in Section 5 hereof, and except that the Executive shall have no rights to any severance benefits under any severance pay plan.

     14. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

     15. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

     16. Obligations of Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will use its best efforts to require any successor

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(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     17. Confidential Information. The Executive shall never use, publish or disclose in a manner adverse to the Company's interests, any proprietary or confidential information relating to (a) the business, operations or properties of the Company or any subsidiary or other affiliate of the Company, or (b) any materials, processes, business practices, technology, know-how, research, programs, customer lists, customer requirements or other information used in the manufacture, sale or marketing of any of the respective products or services of the Company or any subsidiary or other affiliate of the Company; provided, however, that no breach or alleged breach of this Section 17 shall entitle the Company to fail to comply fully and in a timely manner with any other provision hereof. Nothing in this Agreement shall preclude the Company from seeking money damages, or equitable relief by injunction or otherwise without the necessity of proving actual damage to the Company, for any breach by the Executive hereunder.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company by its duly authorized officer, and by the Executive, as of the date first above written.

                                        INSTRON CORPORATION

                                        By:
                                            -----------------------------
                                            Name:
                                            Title:




                                        -----------------------------
                                        [Name of Executive]


29680.c3

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